UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated into this Item 1.01 by reference.
First Incremental Term Loan
On December 31, 2021, Blackbaud, Inc., a Delaware corporation (the “Company”), entered into the First Incremental Term Loan Agreement (the “Incremental Amendment”), by and among the Company, the lenders party thereto and Bank of America N.A., as administrative agent (the “Agent”). The Incremental Amendment amends that certain Credit Agreement, dated as of October 30, 2020 (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and the Agent. The Incremental Amendment, among other things, provides for $250 million of incremental term loans (the “2021 Incremental Term Loans”). On December 31, 2021, the Company borrowed a total of $435 million under the Credit Agreement, including $250 million under the 2021 Incremental Term Loans and $185 million of revolving credit loans, to fund a portion of the consideration and expenses related to the Merger, as described in Item 2.01 below. As of December 31, 2021 and following such borrowing, the Company had $239.5 million of available borrowing capacity under the Credit Agreement, as amended by the Incremental Amendment.
The 2021 Incremental Term Loans bear interest at a rate per annum equal to, at the option of the Company: (a) a base rate equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the prime rate announced by Bank of America, N.A., and (iii) the Daily SOFR rate plus 1.00% (the “Base Rate”), plus an applicable margin as specified in the Incremental Amendment (the “Applicable Margin”); (b) the Daily SOFR rate plus a SOFR adjustment rate as specified in the Incremental Amendment (the “SOFR Adjustment”) plus the Applicable Margin; or (c) the Term SOFR rate plus the SOFR Adjustment plus the Applicable Margin. The Applicable Margin shall be adjusted quarterly, varies based on our net leverage ratio and varies based on whether the loan is a Base Rate loan (0.375% to 1.50%) or a SOFR Rate loan (1.375% to 2.50%). The SOFR Adjustment varies based on the applicable interest period and equals 0.10% for Daily SOFR loans and for Term SOFR loans with a one-month interest period, 0.15% for Term SOFR loans with a three-month interest period and 0.25% for Term SOFR loans with a six-month interest period. The 2021 Incremental Term Loans mature on October 30, 2025, which is the maturity date of the existing term loans under the Credit Agreement, and are otherwise subject to substantially the same terms and conditions as the existing term loans under the Credit Agreement.
A copy of the Incremental Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Incremental Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Incremental Amendment.
Registration Rights Agreement
On December 31, 2021, in connection with the closing of the Merger (as defined below in Item 2.01), the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company, EverFi, Inc., a Delaware corporation (“EverFi”), TPG Eon, L.P., a Delaware limited partnership (together with its Affiliates, the “TPG Investor”), each stockholder who receives Common Stock (as defined below in Item 2.01) in the Merger (each, a “Holder”) and Eon Stockholder Representative, LLC. The Registration Rights Agreement provides that the Company will, as soon as reasonably practicable but no later than ten Business Days following the December 31, 2021 closing of the Merger (or January 14, 2022), file with the U.S. Securities & Exchange Commission (the “SEC”) a registration statement registering the resale of the securities by the Holders on a delayed or continuous basis, including, at the request of holders of at least $50,000,000 to sell their securities pursuant to an underwritten offering.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
On December 31, 2021, pursuant to an Agreement and Plan of Merger, dated December 30, 2021 (the “Merger Agreement”), by and among the Company, Project Montessori Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), EverFi, and Eon Stockholder Representative, LLC, a Delaware limited liability company, solely in its capacity as the Seller Representative, the Company and the other parties to the Merger Agreement, subject to the terms and conditions of the Merger Agreement, effected a merger pursuant to which the Company acquired EverFi and its subsidiaries when Merger Sub was merged with and into EverFi, with EverFi surviving such merger as a wholly owned subsidiary of the Company (the “Merger”).

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company will pay total consideration of approximately $750 million, on a cash-free, debt-free basis and subject to certain customary adjustments. The consideration paid in the transaction was up to 3,844,423 unregistered shares of the Company’s common stock, par value $0.001 (“Common Stock”) (valued at $78.0351 per share, which was the average of the daily volume-weighted average prices of the shares of Common Stock for the 20 trading days prior to and including December 29, 2021), and approximately $450 million in cash consisting of borrowings (as described in Item 1.01 above) and cash on hand.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of shares of Common Stock pursuant to the Merger Agreement will be made solely to accredited investors (as defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on one or more exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act, Regulation D or Regulation S promulgated under the Securities Act. EverFi security holders that were not accredited investors and were, therefore, ineligible to receive securities in the Merger will be paid exclusively in cash pursuant to certain “drag-along” rights and obligations applicable to such security holders.
Item 7.01 Regulation FD Disclosure.
On January 3, 2021, the Company issued a press release announcing the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.
The information set forth in this Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.		Description
2.1	†	Agreement and Plan of Merger, dated as of December 30, 2021, by and among Blackbaud, Inc., Project Montessori Acquisition, Inc., EverFi, Inc. and Eon Stockholder Representative, LLC
10.1	†	First Incremental Term Loan Agreement, dated as of December 31, 2021, by and among Blackbaud, Inc., the lenders party thereto and Bank of America N.A., as administrative agent
10.2		Registration Rights Agreement, dated as of December 31, 2021, by and among Blackbaud, Inc., EverFi, Inc., TPG Eon, L.P., each other shareholder party thereto and Eon Stockholder Representative, LLC
99.1		Press release of Blackbaud, Inc. dated January 3, 2022.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	January 3, 2022	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)